UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2023

Cenntro Electric Group Limited
(Exact Name of Registrant as Specified in Charters)

Australia	001-38544	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

501 Okerson Road, Freehold, New Jersey 07728
(Address of Principal Executive Offices, and Zip Code)

(732) 820-6757
Registrant's Telephone Number, Including Area Code

N/A
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Ordinary Shares	CENN	The Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On December 14, 2023, Cenntro Electric Group Limited ACN 619 054 938 (the “Company”) issued a press release announcing the Company had received a court order from the Supreme Court of New South Wales, Australia to convene a Scheme Meeting in order for the shareholders of the Company to consider whether the Company’s planned re-domiciliation from Australia to the United States, which is filed herewith as Exhibit 99.1 to this Current Report on Form 8-K and which is incorporated herein by reference.

On December 19, 2023, the Company issued a press release announcing the Company’s class 4 Logistar 400 had received approval from the California Air Resources Board to participate in California’s Hybrid and Zero-Emission Truck and Bus Voucher Incentive Project in the state of California, which is filed herewith as Exhibit 99.2 to this Current Report on Form 8-K and which is incorporated herein by reference.

The information furnished pursuant to this Item 8.01, including Exhibits 99.1 and 99.2 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, nor shall it be deemed to be incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly set forth by specific reference in such filing.

Item 9.01	Exhibits.

Exhibit No.	Description
99.1*	Press Release, dated December 14, 2023
99.2*	Press Release, dated December 19, 2023
104	Cover page of this Current Report on Form 8-K formatted in Inline XBRL

*	Furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 19, 2023

Cenntro Electric Group Limited

	By:	/s/ Peter Wang
	Name:	Peter Wang
	Title:	Chief Executive Officer